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                                   EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                                 REDDING BANCORP


                                        I

NAME

The name of this corporation is REDDING BANCORP.


                                       II

PURPOSE

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                       III

AGENT FOR SERVICE

The name and address in the State of California of this corporation's initial agent for service of process is:

                               JOHN W. REESE, JR.
                               1330 West Street
                               Redding, CA 96001


                                       IV

STOCK

The corporation is authorized to issue only one class of shares of stock; and the total number of shares which the corporation is authorized to issue is Ten Million (10,000,000).



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IN WITNESS WHEREOF, the undersigned, who is the incorporator of this corporation, has executed these Articles of Incorporation on January 19, 1982.

                                        By: /s/ John W. Reese, Jr.
                                            ------------------------------------
                                            JOHN W. REESE, JR.
                                            Incorporator


                                   DECLARATION

The undersigned declares that he is the incorporator who has executed these Articles of Incorporation, which execution is his act and deed.

EXECUTED: January 19, 1982

                                        By: /s/ John W. Reese, Jr.
                                            ------------------------------------
                                            JOHN W. REESE, JR.
                                            Incorporator



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                                 Law Offices of
                                 REESE & BANDELL
                                1330 West Street
                            Redding, California 96001

January 20, 1982

Office of the Secretary of State
Corporation Filing Office
1230 J Street
Sacramento, CA  95814

Re: Redding Bancorp -- Use of Name

Dear Sirs:

Please be advised that this office represents Redding Bank of Commerce, a California corporation. Our client is in process of forming a new corporation to be known as Redding Bancorp. The Board of Directors of Redding Bank of Commerce has, by resolution duly adopted on January 20, 1982, authorized the usage of the corporate name Redding Bancorp by the undersigned, John W. Reese, Jr., as the initial incorporator of that corporation. The new corporation, Redding Bancorp, will be become a holding company which will eventually hold all of the issued and outstanding stock of Redding Bank of Commerce. Please accept this letter as the authorization for the use of the name Redding Bancorp.

Very truly yours,

REESE & BANDELL




JOHN W. REESE, JR.

JWR:lh

The undersigned, Harry L. Grashoff, certified that he is the duly elected Chief Executive Officer and President of Redding Bank of Commerce, a California corporation, and that pursuant to a resolution adopted by the Board of Directors of Redding Bank of Commerce on January 20, 1982, the formation of a corporation under the name Redding Bancorp was authorized, and that John W. Reese, Jr. is authorized to be the initial incorporator of that corporation.

Dated: January 20, 1982                 /s/ Harry L. Grashoff
                                        ----------------------------------------
                                        HARRY L. GRASHOFF




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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                 REDDING BANCORP


Russell L. Duclos and Richard W. Green certify that:

1. They are the President and Secretary, respectively, of REDDING BANCORP, a California corporation.

2.   Article IV of the Articles of Incorporation is amended to read as follows:

     The corporation is authorized to issue only one class of shares of stock which shall be designated common stock, no par value per share, and the total number of shares which the corporation is authorized to issue is Ten Million (10,000,000). Upon the effective date of the filing of this Certificate of Amendment, each outstanding share of the corporation's common stock shall be split and converted into three (3) shares.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors pursuant to Section 902(c) of the California Corporations Code.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

     Dated: July 10, 1998.


                                        /s/ Russell L. Duclos
                                        ----------------------------------------
                                        Russell L. Duclos, President


                                        /s/ Richard W. Green
                                        ----------------------------------------
                                        Richard W. Green, Secretary